Exhibit 10.2

THIRD AMENDMENT TO VITALITY BIOPHARMA, INC. 2012 STOCK INCENTIVE PLAN

THIS THIRD AMENDMENT (“Third Amendment”) effective as of May 8, 2019, hereby amends the VITALITY BIOPHARMA, INC. 2012 STOCK INCENTIVE PLAN (the “Plan”) approved by the directors of Vitality Biopharma, Inc. on the 8th day of May 2019.

NOW THEREFORE, the Plan is amended as follows:

1. Section 3(a) of the Plan is hereby replaced in its entirety by the following:

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is ten million seven hundred ninety-one thousand six hundred (10,791,600) Shares and on January 1 of each year hereafter, the number Shares shall increase to 110% of the number of common shares previously available for issuance under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

3. All capitalized terms not defined herein have the same meaning as in the Plan.

4. Any and all provisions of the Plan not expressly modified herby shall remain in full force and effect.

IN WITNESS OF THE FOREGOING, the undersigned hereby certifies this Third Amendment’s effective as of the date first written above.

By:	/s/ Richard McKilligan
Name:	Richard McKilligan
Title:	Secretary